Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

  (X) Filed by registrant
  ( ) Filed by a Party other than the Registrant


Check the appropriate box:

  ( ) Preliminary Proxy Statement      ( ) Confidential, For Use of the
                                           Commission Only (as Permitted by
                                           Rule 14a-6(e)(2))
  (X) Definitive Proxy Statement
  ( ) Definitive Additional Materials
  ( ) Soliciting Materials Pursuant
      to Rule 14a-11(c) or Rule 14a-12

    -------------------------------------------------------------------------
                              INNODATA CORPORATION
    -------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

  (X) No fee required

    -------------------------------------------------------------------------

[INNODATA  LOGO]
                             INNODATA CORPORATION
                               95 ROCKWELL PLACE
                           BROOKLYN, NEW YORK 11217

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 18, 1997

TO  THE  STOCKHOLDERS  OF  INNODATA  CORPORATION:

     The Annual Meeting of Stockholders of Innodata Corporation (the "Company") will be held at 95 Rockwell Place, Brooklyn, New York 11217, Fifth Floor Conference Room, at 11:00 A.M. on Thursday, December 18, 1997, for the following purposes:

(1) To elect eight Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified; and

(2) To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

     A Proxy Statement, form of Proxy, the Annual Report to Stockholders of the Company for the year ended December 31, 1996 and the Financial Report for the six months ended June 30, 1997 and 1996 are enclosed herewith. Only holders of record of Common Stock of the Company at the close of business on November 7, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting; in addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the office of the Secretary of the Company, located at 95 Rockwell Place, Brooklyn, New York 11217.

                                    By  Order  of  the  Board  of  Directors,


                                    Martin  Kaye
                                    Secretary

Brooklyn,  New  York
November  12,  1997

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF
MAILED IN THE UNITED STATES. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                             INNODATA CORPORATION
                               95 ROCKWELL PLACE
                           BROOKLYN, NEW YORK 11217


                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Innodata Corporation (the "Company") of proxies in the form enclosed. Such Proxies will be voted at the Annual Meeting of Stockholders of the Company to be held at 95 Rockwell Place, Brooklyn, New York 11217, Fifth Floor Conference Room, at 11:00 A.M. on Thursday, December 18, 1997 (the "Meeting") and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and accompanying Proxy are being mailed on or about November 12, 1997 to all stockholders of record on November 7, 1997 (the "Record Date").

     Any stockholder giving a Proxy has the power to revoke the same at any time before it is voted. The cost of soliciting Proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the Proxy materials, solicitation of Proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed Proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying Proxy. Unless contrary instructions are given by stockholders, it is intended to vote the shares represented by such Proxies FOR the election of the eight nominees for director named herein. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of 1,812,591 votes, or approximately 40.4% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were 4,486,010 outstanding shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting in determining the presence of a quorum.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1997 information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors, and (iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o Company, 95 Rockwell Place, Brooklyn, NY 11217.


                             SHARES  OWNED  BENEFICIALLY  (1)
                             --------------------------------
                             AMOUNT AND
                             NATURE OF          PERCENT
NAME AND ADDRESS OF          BENEFICIAL         OF
BENEFICIAL OWNER             OWNERSHIP          CLASS

Track Data Corporation (2)    1,244,244         27.7%

Barry Hertz (3)               1,333,644         29.1%

Todd Solomon (4)                724,047         15.5%

Martin Kaye (5)                  50,500          1.1%

Jack Abuhoff (7)                 18,550            *

Albert Drillick (7)               6,575            *

Dr. E. Bruce Fredrikson (6)
Syracuse University
School of Management
Syracuse, NY 13244               34,500            *

Morton Mackof (7)                 6,575            *

Stanley Stern (7)                 6,575            *

All Officers and Directors
as a Group (8 persons)
(2)(3)(4)(5)(6)(7)            2,180,966         44.8%

______________________________
* Less  than  1%.

1. Except as noted otherwise, all shares are owned beneficially and of record. Includes shares pursuant to options presently exercisable or
    which  are  exercisable  within  60  days.    Based  on  4,496,010  shares
    outstanding.
2. Consists of 1,244,244 shares owned by Track Data Corporation, which is majority owned by Mr. Hertz.
3. Includes 1,244,244 shares owned by Track Data Corporation, which is majority owned by Mr. Hertz, 8,400 shares held in a pension plan for the benefit of Mr. Hertz and currently exercisable options to purchase 81,000 shares of Common Stock.
4. Includes currently exercisable options to purchase 184,100 shares of Common Stock.
5. Includes currently exercisable options to purchase 40,500 shares of Common Stock.
6. Includes currently exercisable options to purchase 24,500 shares of Common Stock.
7. Consists of shares issuable upon exercise of currently exercisable options granted under the Company's Stock Option Plans.


                             ELECTION OF DIRECTORS

     It is the intention of the persons named in the enclosed form of Proxy, unless such form of Proxy specifies otherwise, to nominate and to vote the shares represented by such Proxy FOR the election of Barry Hertz, Todd Solomon, Jack Abuhoff, Albert Drillick, Dr. E. Bruce Fredrikson, Martin Kaye, Morton Mackof and Stanley Stern to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.


OFFICERS  AND  DIRECTORS

     The  officers  and  directors  of  the  Company  are  as  follows:

NAME                     AGE  POSITION
-----------------------  ---  -----------------------------------

Barry Hertz               47  Chairman of the Board of Directors

Todd Solomon              35  Vice Chairman of the Board of
                              Directors and Consultant

Jack Abuhoff              36  President, Chief Executive Officer
                              and Director

Martin Kaye               50  Vice President - Finance, Secretary
                              and Director

Dr. Albert Drillick       51  Director

Dr. E. Bruce Fredrikson   59  Director

Morton Mackof             50  Director

Stanley Stern             47  Director


     BARRY HERTZ has been Chairman since 1988 and Chief Executive Officer of the Company until August 1995. He founded Track Data Corporation ("Track") in 1981. He was Track's sole stockholder and Chief Executive Officer until its merger (the "Merger") on March 31, 1996 with Global Market Information, Inc. ("Global"), a public company co-founded by Mr. Hertz, who was its Chairman and Chief Executive Officer. Track was a principal stockholder of Global, a
company  engaged  in  the  financial  information  services  market.    Upon
consummation of the Merger, Global changed its name to Track Data Corporation ("TDC"). Mr. Hertz holds a B.S. degree in mathematics from Brooklyn College
(1971) and an M.S. degree in computer science from New York University (1973).

     TODD SOLOMON has been Vice Chairman and consultant to the Company since his resignation as President and CEO on September 15, 1997. He served as President and a Director of the Company since its founding by him in 1988. He has been Chief Executive Officer since August 1995. Mr. Solomon was President of Ruck Associates, an executive recruiting firm from 1986 until 1987. Mr. Solomon holds an A.B. in history and physics from Columbia University (1986). He is also a director of TDC.

     JACK ABUHOFF was retained as President and CEO effective September 15, 1997. He has been a Director of the Company since its founding. In 1995, he joined CRC, an international systems integration and outsourcing firm, where he was Chief Operating Officer. From 1992 to 1994, he was employed by Chadbourne & Parke, engaged in Sino-American technology joint ventures. He practiced international corporate law with White & Case from 1986 to 1992. He holds an A.B. degree from Columbia College (1983) and a J.D. degree from Harvard Law School (1986).

     MARTIN KAYE has been Chief Financial Officer of the Company since October 1993 and was elected Vice President - Finance in August 1995. He has been a Director since March 1995. He is a certified public accountant and serves as Vice President of Finance and a Director of TDC. Mr. Kaye had been an audit partner with Deloitte & Touche for more than five years until his resignation in 1993. Mr. Kaye holds a B.B.A. in accounting from Baruch College (1970).

     DR. ALBERT DRILLICK has been a Director of the Company since 1990. He has served as a director of applications and senior systems analyst for TDC for more than the past five years. He holds a Ph.D. degree in mathematics from New York University Courant Institute (1971).

     DR. E. BRUCE FREDRIKSON has been a Director of the Company since August 1993. He is currently a professor of finance at Syracuse University School of Management where he has taught since 1966 and has previously served as chairman of the finance department. Dr. Fredrikson has a B.A. in economics from Princeton University and a M.B.A. and a Ph.D. in finance from Columbia University. He is a director of Eagle Finance Corp., a company which acquires and services non-prime automobile installment sales contracts. He is also an independent general partner of Fiduciary Capital Partners, L.P. and Fiduciary
Capital  Pension  Partners,  L.P.    He  is  also  a  director  of  TDC.

     MORTON MACKOF has been a Director of the Company since April 1993. He had been executive vice president of Track since February 1991 and was elected its President in December 1994, and since the Merger served as President of TDC. He resigned as President in November 1996. From 1986 to 1991, he was president of Medical Leasing of America, Inc. From 1981 to 1986 he was vice president of sales with Fonar Corp. He holds a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute (1970) and did graduate work
in  computer  science.    He  is  also  a  director  of  TDC.

     STANLEY STERN has been a Director of the Company since August 1988. He has served as chief operating officer of Track, and in predecessor positions, for more than five years and since the Merger served as Executive Vice President of TDC. He resigned as Executive Vice President in December 1996. Mr. Stern holds a B.B.A. from Baruch College (1973). He is also a director of TDC.

     There are no family relationships between or among any directors or officers of the Company. A.S. Goldmen & Co., Inc., the underwriter of the Company's initial public offering of its common stock, is entitled to designate one member of the Board of Directors until August 9, 1998. No such member has been elected to date. Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Officers serve at the discretion of the Board.


MEETINGS  OF  THE  BOARD  OF  DIRECTORS

     The Board of Directors held four meetings during the year ended December 31, 1996. Each director attended at least 75% of all of the meetings of the Board of Directors held during the period in 1996 such person served as director.

     Dr. Fredrikson and Mr. Abuhoff served on the Company's Audit Committee. Mr. Abuhoff will be replaced by Mr. Stern. The function of the Audit Committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal accounting methods and procedures, and to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with the scope of their audit or its implementation. The Audit Committee did not meet separately during 1996. The Board of Directors does not have a Compensation or Nominating Committee. The Board of Directors has designated Messrs. Stern and Fredrikson to serve as administrators of the Company's 1994 and 1995 Stock Option Plans.


COMPLIANCE  WITH  SECTION  16(A)  OF  THE  EXCHANGE  ACT

     The Company believes that during the period from January 1, 1996 through December 31, 1996 all officers, directors and greater than ten-percent beneficial owners complied with Section 16(a) filing requirements.


EXECUTIVE  COMPENSATION

     The following table sets forth information with respect to compensation paid by the Company for services to the Company during the three fiscal years ended December 31, 1996 to those executive officers whose aggregate cash and cash equivalent compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE


                                    ANNUAL                NUMBER OF
                                    COMPENSATION          STOCK
NAME AND PRINCIPAL      CALENDAR    ---------------       OPTIONS
POSITION                YEAR        SALARY    BONUS       AWARDED

Barry Hertz               1996      $ 50,000  $    -           -
Chairman                  1995             -       -      45,000
                          1994             -       -      45,000
                                                          21,000(A)

Todd Solomon              1996      $231,000  $    -      31,000
President, CEO            1995       222,814       -      31,000
                          1994       175,000       -      74,350
                                                          78,750(A)

(A)  Options  granted  1993  and  repriced  in  1994.

The above compensation does not include certain insurance and other personal benefits, the total value of which does not exceed as to any named officer, the lesser of $50,000 or 10% of such person's cash compensation. The Company has not granted any stock appreciation rights nor does it have any "long-term incentive plans," other than its stock option plans.


                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                         PERCENT OF TOTAL
               NUMBER    OPTIONS
               OF        GRANTED TO         EXERCISE     EXPIR-
               OPTIONS   EMPLOYEES IN       PRICE        ATION
NAME           GRANTED   FISCAL YEAR        PER SHARE    DATE

Todd Solomon    31,000       35%            $   2.313    10/2001

The options become exercisable one-third on each of the first three anniversary dates.


                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR;
                         FISCAL YEAR END OPTION VALUES

                               NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED
                               OPTIONS AT FISCAL       IN-THE-MONEY OPTIONS
                SHARES         YEAR END                AT FISCAL YEAR END
                ACQUIRED       EXERCISABLE/            EXERCISABLE/
NAME            ON EXERCISE    UNEXERCISABLE           UNEXERCISABLE

Barry Hertz     None              66,000/45,000             $-/$-

Todd Solomon    None             138,649/76,451             $-/$-


DIRECTORS  COMPENSATION

     Dr. E. Bruce Fredrikson and Jack Abuhoff were compensated at the rate of $1,250 and $833 per month, respectively, plus out-of-pocket expenses for each meeting attended. No other director is compensated for his services as director. Further, Messrs. Fredrikson and Abuhoff received options to purchase 7,000 and 3,500 shares, respectively, in 1996.


EMPLOYMENT  AGREEMENTS

     The Company entered into a three-year employment agreement with Jack Abuhoff on August 19, 1997 pursuant to which Mr. Abuhoff serves as President and CEO of the Company commencing September 15, 1997. Mr. Abuhoff will be paid at the rate of $200,000 per annum with any bonuses and future increases at the discretion of the Board of Directors. In addition, each December 31 during the term of the agreement Mr. Abuhoff will receive 31,000 options to purchase common stock of the Company at then prevailing market prices. Mr. Abuhoff will also receive other benefits accorded executives of the Company. In consideration of the signing of the agreement Mr. Abuhoff was granted five year options as follows: 30,000 options at $1.00 per share; 50,000 at $2.00; 70,000 at $3.00; 90,000 at $4.00; and 100,000 at $7.00. The options are exercisable upon the earliest to occur of (i) ninety days before the expiration of the five year term; (ii) the date the market price is at least $2.50 for ten consecutive trading days; or (iii) in the event of a sale of the Company where a third party acquires more than 50% of the Company.

     The Company had an employment agreement with Todd Solomon to serve as its President and CEO. The agreement was to expire on September 30, 1999. Mr. Solomon's annual compensation consists of $231,000 plus a bonus of up to an additional 15% based on performance criteria established by the Board of
Directors. Further, he is to receive options to purchase 31,000 shares in each year and is eligible to receive up to an additional 30,000 shares in each year based on performance, as determined by the Board of Directors. This agreement was replaced by a three-year employment agreement with the Company expiring September 30, 2000 that provides for a salary of $100,000 for the year ended September 30, 1998 and $75,000 per annum thereafter. Mr. Solomon will serve as Vice Chairman of the Board and in executive capacities, initially as Chief Operating Officer, as designated by the CEO or the Board of Directors.


COMPENSATION  COMMITTEE  INTERLOCKS  AND  INSIDER  PARTICIPATION

     For the Company's fiscal year ended December 31, 1996, Messrs. Hertz, Solomon and Kaye were officers of the Company and were members of the Board of Directors (there is no compensation committee). Mr. Hertz is Chairman and CEO of Track Data Corporation and Mr. Kaye is Chief Financial Officer and a director of Track Data Corporation. Messrs. Solomon, Mackof and Stern are also directors of Track Data Corporation.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     There were no material related party transactions during the fiscal year ended December 31, 1996.


                             INDEPENDENT AUDITORS

     Margolin, Winer & Evens LLP served as the Company's auditors for the fiscal years ended December 31, 1996, 1995 and 1994. It is not expected that a representative of Margolin, Winer & Evens LLP will be present at the Annual Meeting.


                                 VOTE REQUIRED

     The  affirmative  vote  of  a  majority  of  the votes cast at the Annual
Meeting, assuming a quorum is present, is required to elect directors. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors presently hold voting authority for Common Stock representing an aggregate of approximately 1,812,591 votes, or approximately 40.4% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.


                            EXPENSE OF SOLICITATION

     The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of the stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


                           PROPOSALS OF STOCKHOLDERS

     Stockholders of the Company who intend to present a proposal for action at the next Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice in writing received at the Company's principal executive offices on or before June 6, 1998 in order for such proposal to be included in the Company's Proxy Statement and form of proxy relating to such Meeting. Stockholders who wish to present a proposal for action at the next Annual Meeting are advised to contact the Company as soon as possible in order to permit the inclusion of any proposal in the Company's proxy statement.


                                 OTHER MATTERS

     The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying Proxy will vote thereon in accordance with his best judgement.


     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.


Brooklyn, New York                          By Order of the Board of Directors
November  12,  1997


                                            Martin  Kaye,  Secretary

------
[FORM  OF  PROXY]

                             INNODATA CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of Common Stock of Innodata Corporation (the "Company") hereby revokes all previous proxies, acknowledges receipt of the Notice of the Meeting of Stockholders to be held on Thursday, December 18, 1997, and hereby appoints Barry Hertz and Martin Kaye, and each of them, as proxies of the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of the undersigned in the Company at said meeting and at any adjournments thereof with the same effect as if the undersigned were present and voting the shares. The shares represented by this proxy shall be voted on the following matters and, in their discretion, upon any other business which may properly come before said meeting.

Election  of  Directors:

[ ]  For all nominees listed below   [ ]  Withhold authority
     (except as indicated)                to vote for all
                                          nominees listed below


To withhold authority for any individual nominee, strike through that nominee's name in the list below.

     Barry Hertz         Todd Solomon         Morton Mackof
     Jack Abuhoff        Martin Kaye          Stanley Stern
     Albert Drillick     E. Bruce Fredrikson

THE SHARES REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE NOMINEES AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

                           Dated:_________________________,1997


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                           Signature(s)  of  Stockholder


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                           (Title,  if  appropriate)

This proxy should be signed by the Stockholder(s) exactly as his or her name appears hereon. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, each owner should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.